Exhibit 10.12

EXHIBIT A

EXPLORATION AGREEMENT

This agreement (“December 2004 Agreement”) is made and entered into this 1st day of December 2004, and effective December 1, 2004, between RAAM Global Energy Company (“RAAM Global”), a Delaware corporation, whose address is 1537 Bull Lea Road, Suite 200, Lexington, Kentucky 40511, and RAAM Exploration, LLC (“RAAM Exploration”), a Kentucky Limited Liability Company, whose address is 1537 Bull Lea Road, Suite 200, Lexington, Kentucky 40511.

RECITALS

WHEREAS, on September 22, 2003, Century Exploration Company entered into an agreement (“September 2003 Agreement”) with RAAM Exploration, whereby RAAM Exploration had a contractual right to participate, as a working interest participant in prospects in which Century Exploration Company owned greater than a 50% working interest;

WHEREAS, Century Exploration Company subsequently reorganized as RAAM Global and formed two domestic subsidiaries, Century Exploration New Orleans, Inc. and Century Exploration Houston, Inc., collectively known as (“Century”);

WHEREAS, RAAM Exploration voluntarily relinquished its participation right in certain wells in the Breton Sound area in the state waters of Louisiana in order to facilitate Century gaining a favorable contractual agreement with LLOG Exploration Company, LLC (“LLOG”), one of Century’s industry partners;

WHEREAS, Century was successful in negotiating a favorable contractual agreement with LLOG;

WHEREAS, RAAM Exploration has entered into a contract with an investment manager to raise a minimum of $25 million for oil and gas exploration;

WHEREAS, it is a significant benefit to Century to eliminate the process of selling prospects on a case-by-case basis, and Century desires to have a promoted working interest participant with sufficient capital to share in Century’s expanded exploration program, including all of Century’s future prospects;

WHEREAS, RAAM Exploration desires to have the right to participate in all future wells in which Century participates either as an operator or as a non-operator;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and intending to be legally bound, the parties hereby agree as follows:

1.	Beginning December 1, 2004, RAAM Exploration will have the right, but not the obligation, to participate in every prospect drilled by Century. The first well to be covered by this agreement will be the OCS-G 4910 # 3 to be drilled in Main Pass Block 100 (“Main Pass 100”);

2.	For all prospects for which RAAM Exploration elects to participate, the proportional ownership interest of the parties will be:

Century	57.5%
RAAM Exploration	42.5%

3.	RAAM Exploration will have the right to assign any or all of its interest in any prospect to its financial partner or to any other party designated by RAAM;

4.	For all prospects generated by Century;

a.	RAAM Exploration will have the right to participate in any well to be drilled by Century. RAAM Exploration will not have an obligation to participate nor will RAAM Exploration be obligated to take all of the working interest available. This right of participation will extend to all prospects without regard to the working interest retained by Century. The available working interest will be divided in accordance with paragraph (2) above; and

b.	For each prospect for which RAAM Exploration elects to participate:

i.	RAAM Exploration will pay a prospect fee of $200,000 per prospect on an 8/8ths basis to be reduced proportionately to the percentage of working interest taken;

ii.	RAAM Exploration will pay its proportionate share of any lease and lease bonus costs;

iii.	RAAM Exploration will pay a promoted interest on the initial well of each prospect to the casing point equal to 133.34% times the actual cost (1/3 for a1/4 to the casing point);

iv.	On all costs subsequent to the casing point of the initial well RAAM Exploration will pay its proportionate share;

v.	All costs for drilling, development, completion, hookup and operations will be billed to RAAM Exploration through a monthly joint interest bill (“JIB”);

vi.	RAAM Exploration and Century will enter into a standard Joint Operating Agreement that will provide among other provisions that Century shall deduct any operating costs from the revenues that are derived from the wells in which RAAM Exploration has participated; and

vii.	RAAM Exploration will bear its proportional share of the Century overriding royalty, as long as the royalty does not exceed 2% of 8/8ths.

5.	For all prospects generated by third parties, but for which Century has acquired rights to participate:

a.	RAAM Exploration will have the right to participate, but not the obligation to participate, in any third party prospect in the same ratio as set out in Paragraph (2) above; and

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b.	For each third party prospect for which RAAM Exploration elects to participate, the following terms shall apply:

i.	RAAM Exploration will pay a prospect evaluation fee of $100,000 per prospect on an 8/8ths basis to be reduced proportionately to the percentage of working interest taken;

ii.	RAAM Exploration will pay its proportional share of any lease and lease bonus costs;

iii	RAAM Exploration will pay his proportionate share of drilling development, completion, and hookup and will be billed in accordance with the third party agreements or through the monthly JIB’s; and

iv	RAAM Exploration will bear his proportional share of the Century overriding royalty which will be determined on a case by case basis, but under no circumstances will the royalty exceed 2% of 8/8ths.

6.	Modification of Agreement. This Advance Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties;

7.	Notices. Any notice required or permitted to be given hereunder shall be sufficient if in writing, and if sent by certified mail, overnight delivery service or by facsimile with an acknowledgement of receipt at the addresses above, or to such address as the parties may specify, in writing, from time to time;

8.	Waiver of Contractual Right. The failure of either party to enforce any provision of this Advance Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Advance Agreement;

9.	Titles. The titles of the sections herein are for convenience of reference only and are not to be considered in construing this Advance Agreement;

10.	Severability. If any provision of this Advance Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable;

11.	Entire Agreement. This Advance Agreement contains the entire agreement of the parties in regard to the subject matter contained herein, and supersedes any prior verbal or written agreement between the parties; and

12.	Applicable Law. This Advance Agreement shall be construed with and governed by the laws of the State of Kentucky.

IN WITNESS WHEREOF, the parties have executed this Exploration Agreement as of the day and year first set forth above.

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RAAM Global Energy Company and its Subsidiaries

Century Exploration New Orleans, Inc. and Century Exploration Houston, Inc

By:	/s/ Howard A. Settle
Title:	President and CEO

RAAM Exploration, LLC

By:	/s/ Howard A. Settle
Title:	Manager

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EXHIBIT B

EXPLORATION AGREEMENT

This Exploration Agreement (“RAM Development 2008 Agreement”) is made and entered into this 1st day of July 2008, and effective January 1, 2008, between RAAM Global Energy Company (“RAAM Global”), a Delaware corporation, whose address is 1537 Bull Lea Road, Suite 200, Lexington, Kentucky 40511, and RAM Development, LLC (“RAM Development”), a Kentucky Limited Liability Company, whose address is 1537 Bull Lea Road, Suite 200, Lexington, Kentucky 40511.

RECITALS

WHEREAS, RAAM Global entered into an Exploration Agreement with RAAM Exploration LLC (“RAAM Exploration”) dated December 1, 2004 (“December 2004 Agreement”) in which RAAM Exploration acquired a participation right to acquire a 42.5% working interest in all wells developed by RAAM Global and its Subsidiaries, Century Exploration New Orleans Inc, and Century Exploration Houston Inc. (hereinafter referred to as (“Century N.O.”) and (“Century Houston”) or collectively as (the “RAAM Subsidiaries”) such right to be proportionately reduced to the actual working interest owned by The RAAM Subsidiaries; and

WHEREAS, RAAM Exploration has assigned all of its rights including, but not limited to the participation rights set forth under Paragraphs 1, 4 and 5 (the “ Participation Rights”), under the December 2004 Agreement to RAM Development effective on and after January 1, 2008 as allowed and provided for in Paragraph (3) of the December 2004 Agreement; and

WHEREAS, RAAM Global, to the extent necessary or required, consents and approves of the aforesaid assignment of rights under the December 2004 Agreement by RAAM Exploration to RAM Development; and

WHEREAS, RAAM Global and RAM Development for the mutual benefits to be derived thereby and for other good and valuable consideration, the adequacy and sufficiency are hereby acknowledged by RAAM Global and RAM Development, desire to amend the terms of the Participation Rights to include: (1) the cost of seismic purchases made by Century N.O.; and (2) to reduce the Working Interest percentage available to be taken by RAM Development so that the RAAM Subsidiaries may enter into an exploration agreement with a new working interest participant; and

WHEREAS, RAAM Global and RAM Development desire that RAM Development shall have the right to participate in all future wells in which the RAAM Subsidiaries participate as a working interest owner either in the capacity as an operator or as a non-operator.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and intending to be legally bound, the parties hereby agree to amend, revise and restate the following provisions of the December 2004 Agreement as follows:

I. Century N. O. After Prospect Payout Right of Participation:

A.	For all wells drilled after January 1, 2008, RAM Development shall have the right to elect to participate in and acquire, on an after prospect payout (as such term is more fully described in Sections I.B. and I.C. herein below), a 25% Working Interest proportionately reduced to the Working Interest owned by Century N.O. in and to any such wells and all leases within the prospect area designated by Century N.O. for such wells (“RAM Development Proportionate Share”).

B.	For all prospects generated by Century N.O., the after payout prospect costs shall consist of the total of the following fees, costs and expenses:

i.	A prospect fee of $200,000 per prospect on an 8/8ths basis to be reduced to the RAM Development Proportionate Share except for wells with a proposed total depth (TVD) of less than 4,000 feet, in which case the prospect fee will be reduced to $50,000 on an 8/8ths basis to be reduced to the RAM Development Proportionate Share;

ii.	The RAM Development Proportionate Share of any lease and lease bonus costs including all leases acquired in State and Federal lease sales or from third parties;

iii.	For all wells drilled including dry holes, a promoted interest on the initial well for each prospect to the casing point (casing point being that point in time that either the decision is made to set production casing or to plug and abandon the well) equal to 133.34% times the actual cost (1/3 for a 1/4 to the casing point) reduced to the RAM Development Proportionate Share;

iv.	The RAM Development Proportionate Share of all costs of any type or character incurred subsequent to the casing point of the initial well for each prospect;

v.	The RAM Development Proportionate Share of costs of any type or character incurred for operations for all other wells in a prospect (in addition to the initial well for a prospect) in winch RAM Development participates as a working interest owner;

vi.	The RAM Development Proportionate Share of the costs for any seismic acquisition, costs for seismic reprocessing and related fees, costs and expenses; and

vii.	The RAM Development Proportionate Share of the Century N.O. overriding royalty interest, as long as such overriding royalty interest does not exceed 3% of 8/8ths.

C.	For all prospects generated by third parties which Century N.O. has acquired rights to participate, the after payout prospect costs shall consist of the total of the following fees, costs and expenses:

i.	A prospect evaluation fee of $100,000 per prospect on an 8/8ths basis to be reduced to the RAM Development Proportionate Share except for wells with a proposed total depth (TVD) of less than 4,000 feet, in which case the prospect fee will be reduced to $25,000 on an 8/8ths basis to be reduced to the RAM Development Proportionate Share;

ii.	The RAM Development Proportional Share of any lease and lease bonus costs;

iii	The RAM Development Proportionate Share of all costs for the drilling, development, completion, equipping and hookup incurred in connection with any well which such costs will be charged in accordance with the terms and provisions of third party agreements entered into for the operations and equipment resulting in such costs.

iv	The RAM Development Proportionate Share of the Century N.O. overriding royalty interest which will be determined on a case by case basis, but under no circumstances will such overriding royalty interest exceed 3% of 8/8ths.

D.	The wells that have been drilled prior to the execution date of this agreement, but which will be included in the After Prospect Payout Calculation (as hereinafter defined) are as follows:

i.	Lima	- SL 19201
ii.	Rio	- SL 19377
iii.	Santos	- SL 19384
iv.	Jupiter	- SL 19050
v.	Mira	- SL 19166
vi.	Spinel	- OCS-G-31304

All wells drilled by Century N.O. subsequent to the above-described wells will be included in the After Prospect Payout Calculation in accordance with the applicable payout prospect costs set forth above.

E.

All applicable payout prospect costs as set forth above will be subtracted and setoff from the revenues that would have been received by RAM Development if it had elected to participate in and had been assigned a 25% proportionately reduced working interest (“After Prospect Payout Calculation”). Upon all applicable payout prospect costs having been recovered from the aforesaid revenues that would have been received by RAM Development, RAM Development will receive an assignment of a 25% working interest in the leases and wells for each prospect proportionately reduced, and all future costs for drilling, completions, pipelines, equipping, hookup, development, operations of all wells, and seismic costs will be billed to the Joint Interest Account for the appropriate prospect in accordance with a standard Joint Operating Agreement previously entered into or to be entered into (as the circumstances dictate) between the parties owning working interests at the time of the assignment to RAM Development. To the extent that RAM Development is not already a party to any existing standard Joint Operating Agreement for a particular prospect then, in such event, such agreement shall be amended to include the working interest of RAM Development and such amendment shall be executed by all parties to the existing operating agreement to be amended and RAM Development. RAM Development agrees to receive any revenues owed to it by RAAM Global or the RAAM Subsidiaries in accordance with the policies and procedures established by RAAM Global and/or the RAAM Subsidiaries for revenue distributions.

II. Provision for early payout of After Prospect Payout Costs:

At any time after January 1, 2009 but prior to total prospect payout, RAM Development may accelerate the date at which it receives an assignment of the proportionately reduced 25% working interest as to each Century N.O. well and associated leases by paying a sum equal to the remaining outstanding balance of the applicable after prospect payout costs.

III. Century N.O. Participation Right (Subsequent to Prospect Payout):

A.	After Prospect Payout for the Century N.O. prospects, which such prospects are described in Sections I.B. and I.C. above, RAM Development will have the right to participate in any well to be drilled by Century N.O. for any such prospect. RAM Development will not have an obligation to participate nor will RAM Development be obligated to take all of the working interest available for it to acquire in such well. This right of participation will extend to all prospects without regard to the working interest retained by Century. The maximum working interest available to RAM Development for all Century N.O. prospects, described in Sections I.B. and I.C., will be the RAM Development Proportionate Share as previously defined in Paragraph I.A.

B.	The terms of RAM Development’s participation, as set forth in Section III.A. above, will be identical to the terms as set forth in Section I.B.i.-vii. above for wells drilled in the Century generated prospects and as set forth in Section I.C.i.-iv. above for wells drilled in third party generated prospects.

IV. Century Houston Participation Right:

For prospects generated by Century Houston:

A.	RAM Development will have the right to participate in any well to be drilled by Century Houston for any prospect designated by Century Houston with the specific exception for any wells drilled in the prospect area designated as the “Tuscaloosa Marine Shale” in Mississippi and Louisiana. RAM Development will not have any right with respect to the Tuscaloosa Marine Shale prospect including lease acquisition, exploration, and development. For all other prospects, RAM Development will not have an obligation to participate nor will RAM Development be obligated to take all of the working interest available for it to acquire. This right of participation will extend to all prospects without regard to the working interest retained by Century. The maximum working interest available to RAM Development for all Century Houston prospects will be 23.4375% proportionately reduced by the Working Interest owned by Century Houston (“Houston Proportionate Share”).

B.	For each prospect for which RAM Development elects to participate therein as a Working Interest Owner:

i.	RAM Development will pay a prospect fee of $200,000 per prospect on an 8/8ths basis to be reduced proportionately to the Houston Proportionate Share except for wells with a proposed total depth (TVD) of less than 4,000 feet, in which case the prospect fee will be reduced to $50,000 on an 8/8ths basis to be reduced to the RAM Development Proportionate Share;

ii.	RAM Development will pay the Houston Proportionate Share of any lease and lease bonus costs;

iii.	RAM Development will pay the Houston Proportionate Share of a promoted interest on the initial well for each prospect to the casing point (casing point being that point in time that either the decision is made to set production casing or to plug and abandon the well) equal to 133.34% times the actual cost (1/3 for a1/4 to the casing point);

iv.	RAM Development will pay the Houston Proportionate Share of all costs incurred subsequent to the casing point of the initial well for each prospect;

v.	The Houston Proportionate Share of all costs for drilling, development, completion, equipping, hookup and operations, for each prospect that RAM Development participates, will be billed to RAM Development by Century Houston by a monthly joint interest bill (“JIB”);

vi.	RAM Development and Century Houston for each prospect will enter into a standard Joint Operating Agreement that will provide, among other provisions, that Century Houston shall deduct any operating costs and setoff from the revenues that are derived from the wells in which RAM Development has participated as a working interest owner for its Houston Proportionate Share; and

vii.	RAM Development will bear its Houston Proportionate Share of the Century Houston overriding royalty interest, as long as such overriding royalty interest does not exceed 3% of 8/8ths.

C.	For all prospects generated by third parties, but for which Century Houston has acquired rights to participate:

i.	RAM Development will have the right to participate, but not the obligation to participate, in any third party prospect in the same ratio as set out in Section IV.A. above; and

ii.	For each third party prospect for which RAM Development elects to participate as a Working Interest Owner, the following terms shall apply:

a.	RAM Development will pay a prospect evaluation fee of $100,000 per prospect on an 8/8ths basis to be reduced proportionately to the Houston Proportionate Share except for wells with a proposed total depth (TVD) of less than 4,000 feet, in which case the prospect fee will be reduced to $25,000 on an 8/8ths basis to be reduced to the RAM Development Proportionate Share;

b.	RAM Development will pay the Houston Proportional Share of any lease and lease bonus costs;

c.	RAM Development will pay the Houston Proportionate Share of all costs for the drilling, development, completion, equipping and hookup of all wells associated with the prospects that it participates in as a Working Interest Owner incurred in connection with any such well or wells which such costs will be charged in accordance with the terms and provisions of third party agreements entered into for the operations and equipment resulting in such costs or through the monthly JIB’s; and

d.	RAM Development will bear the Houston Proportionate Share of the Century Houston overriding royalty interest which will be determined on a case by case basis, but under no circumstances will the aforesaid overriding royalty interest exceed 3% of 8/8ths.

V. Miscellaneous Terms:

A.	Modification of Agreement. This RAM Development 2008 Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties.

B.	Notices. Any notice required or permitted to be given hereunder shall be sufficient if in writing, and if sent by certified mail, overnight delivery service or by facsimile with an acknowledgement of receipt at the addresses above, or to such address as the parries may specify, in writing, from time to time.

C.	Waiver of Contractual Right. The failure of either party to enforce any provision of this RAM Development 2008 Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this RAM Development 2008 Agreement.

D.	Titles. The titles of the sections herein are for convenience of reference only and are not to be considered in construing this RAM Development 2008 Agreement.

E.	Severability. If any provision of this RAM Development 2008 Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.

F.	Entire Agreement. This RAM Development 2008 contains the entire agreement of the parties in regard to the subject matter contained herein, and supersedes any prior verbal or written agreement between the parties.

G.	Applicable Law. This RAM Development 2008 shall be construed with and governed by the laws of the State of Kentucky.

H.	Conflict between Agreements. To the extent that there is a conflict between the terms and provisions of the RAM Development 2008 Agreement and the terms and conditions of the December 2004 Agreement, the terms and provisions of the Ram Development 2008 Agreement shall govern, supersede and control.

IN WITNESS WHEREOF, the parties have executed this RAM Development 2008 Agreement as of the day and year first set forth above.

RAAM Global Energy Company

By:	/s/ Howard A. Settle
Title:	President and CEO

RAM Development, LLC

By:	/s/ Howard A. Settle
Title:	Manager